UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 31, 2011

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12974	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.       Termination of Material Definitive Agreement.

              On August 1, 2004, Santa Fe Gold Corporation (“Santa Fe” or the “Company”) and Ortiz Mines, Inc. (“OMI”) entered into an option and mineral lease agreement whereby Santa Fe acquired exclusive rights for exploration, development and mining of gold, silver, copper and other minerals on 57,267 acres (approximately 90 square miles) of the Ortiz Mine Grant in Santa Fe County, New Mexico (the “Lease”). In November 2007, Santa Fe relinquished 14,970 acres and retained under lease 42,297 acres. The initial term of the Lease was for seven years from February 1, 2005, and could be extended for up to an additional 5 years (total 12 years) in the event that the extension was required due to inability to obtain permits.

              On May 1, 2010, Santa Fe and OMI agreed to amend the terms of the Lease. Under the amendment, Santa Fe is to use its best efforts to develop the Ortiz Project and to take all actions in its sole discretion that may be necessary to do so. Under the amended terms, the Lease provides for an extension of the initial term from seven to ten years (17 years including extensions for permitting requirements). Among other terms, the amended Lease provides for annual lease payments of $130,000. To date, Santa Fe has paid OMI in excess of $750,000 in timely lease payments, including the last payment of $130,000 on February 1, 2011 satisfying the lease payment through January 31, 2012.

              On August 31, 2011, Santa Fe announced that it has filed a Complaint in the United States District Court for the District Of New Mexico against Ortiz Mines, Inc. (“OMI”) in connection with OMI’s purported termination of Santa Fe’s exclusive leasehold rights to explore, develop and mine gold, silver, copper and other minerals on approximately 90 square miles of the Ortiz Mine Grant in Santa Fe County, New Mexico and OMI’s demand for significant additional consideration to allow the lease to continue.

              The Complaint, styled Santa Fe Gold Corporation v. Ortiz Mines, Inc. a/k/a Ortiz Mining Company, No. 1:11- CV-00773, alleges several causes of action, including breach of contract and breach of the covenant of good faith and fair dealing. The Complaint seeks both declaratory and injunctive relief.

              The federal court complaint noted that although OMI provided Santa Fe with a purported notice of lease termination because of Santa Fe’s alleged failure to use its best efforts to develop the Ortiz Project, OMI was willing to allow the lease to continue under certain conditions including payment to OMI of significant additional consideration. Furthermore, the Complaint noted Santa Fe’s timely compliance with all payment obligations under the lease and details Santa Fe’s best efforts to develop the project, including obtaining a General Permit Approval (Dry) to conduct dry mining activities on the Ortiz Project on August 19, 2011. The Complaint also provides that OMI breached its duty of good faith and fair dealing when it attempted to wrongfully terminate the Lease and attempted to extract additional lease payment from Santa Fe beyond the amounts due under the Lease.

              Santa Fe believes that OMI’s purported termination of the Lease was wrongful and the Company intends to vigorously prosecute its legal claims to enforce its rights under the Lease and recover all applicable damages.

              A copy of the press release, dated August 31, 2011, announcing the litigation is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01       Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press Release dated August 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: September 2, 2011	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer